UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 23, 2010 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 23, 2010, the California Public Utilities Commission (“CPUC”) ordered an investigation of (1) the explosion of a natural gas transmission line owned and operated by Pacific Gas and Electric Company (“Utility”) in the City of San Bruno on September 9, 2010 (“San Bruno explosion”) and (2) the safety of the Utility’s natural gas transmission pipelines in its northern and central California service territory.  The CPUC order also called for the CPUC to establish an independent review panel of experts within 60 days to gather facts, review these facts and make recommendations to the CPUC as to whether there is a need for the general improvement of the safety of the Utility’s natural gas transmission lines, and if so, how these improvements should be made.  The members of the panel will be selected by the President of the CPUC, subject to confirmation by a vote of the CPUC.

In addition, the CPUC ratified the mandates that the CPUC’s Executive Director had previously communicated to the Utility in a September 13, 2010 letter directing the Utility to conduct an accelerated gas leak survey of all natural gas transmission lines and take certain other actions.  The Utility began to undertake many of these tasks immediately after receiving the CPUC Executive Director’s letter.  The CPUC set various due dates during October 2010 by which the Utility is required to complete the various tasks and report back to the CPUC.

The Utility is committed to cooperating fully with the CPUC and the independent panel to investigate the cause of the San Bruno explosion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: September 24, 2010	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: September 24, 2010	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary